UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2022

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   713-350-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.02	Results of Operations and Financial Condition..

On August 4, 2022, the Registrant issued its second quarter earnings press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 4, 2022, Main Street Capital Corporation (“Main Street”) entered into a third amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement dated as of June 5, 2018, as amended (the “Credit Agreement”), among Main Street, as borrower, Main Street Capital Partners, LLC, Main Street Equity Interests, Inc., Main Street CA Lending, LLC and MS International Holdings, Inc., as guarantors, Truist Bank (“Truist”), Sumitomo Mitsui Banking Corporation, Frost Bank, Cadence Bank, N.A., Royal Bank of Canada, Texas Capital Bank, N.A., Zions Bancorporation, N.A. dba Amegy Bank, Hancock Whitney Bank, Veritex Community Bank, Trustmark National Bank, First Citizens Bank, Comerica Bank, BOKF, NA dba Bank of Texas, City National Bank, Raymond James Bank, N.A., Woodforest National Bank and First National Bank of Pennsylvania, collectively as lenders, and Truist, as administrative agent.

Under the Amendment, among other changes, (i) revolving commitments by lenders were increased to $920,000,000 (the “Credit Facility”), and Main Street has the right to request an increase in commitments under the Credit Facility from new and existing lenders on the same terms and conditions as the existing commitments up to a total of $1,380,000,000, subject to certain conditions, (ii) the revolving period under the Credit Facility was extended to August 4, 2026 and the final maturity date of the Credit Facility was extended to August 4, 2027 and (iii) the reference rate used to determine the borrowing interest rate was changed from LIBOR to Term SOFR plus an applicable credit spread adjustment, while maintaining the interest rate spread of 1.875% as long as Main Street meets certain agreed upon excess collateral and maximum leverage requirements or 2.0% otherwise.

Affiliates of Truist, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, Raymond James Bank, N.A., Comerica Bank, Zions Bancorporation, N.A. dba Amegy Bank, Hancock Whitney Bank and other lenders under the Credit Facility, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for Main Street.

The above summary is not complete and is qualified in its entirety to the full text of the Omnibus Amendment and related documents, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Other Events.

On August 4, 2022, the Registrant issued a press release relating to the Amendment. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933 except as expressly set forth by specific reference in such filing

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1

Third Amendment, dated as of August 4, 2022, to the Third Amended and Restated Credit Agreement by and among Main Street, the guarantors party thereto, Truist Bank, as administrative agent, and the lenders party thereto

99.1	Earnings press release dated August 4, 2022

99.2	Press release announcing the Third Credit Facility Amendment dated August 4, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: August 4, 2022	By:	/s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: General Counsel